Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Oscar Health, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Plan	Security Type	Security Class Title	Fee Calculation Rule	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
2021 Incentive Plan	Equity	Class A common stock, $0.00001 par value per share	457(c)	8,953,205 (3)	$6.50	$58,195,832.50	$92.70 per $1,000,000	$5,394.75
2021 Incentive Plan	Equity	Class B common stock, $0.00001 par value per share	457(c)	3,146,893 (3)	$6.50	$20,454,804.50	$92.70 per $1,000,000	$1,896.16
2021 Employee Stock Purchase Plan	Equity	Class A common stock, $0.00001 par value per share	457(c)	2,121,330 (3)	$6.50	$13,788,645.00	$92.70 per $1,000,000	$1,278.21
	Total Offering Amounts					$92,439,282.00		$8,569.12
	Total Fee Offsets							$0
	Net Fee Due							$8,569.12

(1)

Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover (i) any additional shares of Class A common stock, par value $0.00001 per share (“Class A Common Stock”) of Oscar Health, Inc. (the ”Company”) that become issuable under the Company’s 2021 Incentive Award Plan (the “2021 Incentive Plan”) and the Company’s 2021 Employee Stock Purchase Plan (the “2021 ESPP”) and (ii) any additional shares of Class B Common Stock, par value $0.00001 per share (the “Class B Common Stock”) of the Company that become issuable under the 2021 Incentive Plan, in any case, by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Class A Common Stock or Class B Common Stock.

(2)

For purposes of computing the registration fee only. Pursuant to Rule 457(c) of the Securities Act, the Proposed Maximum Offering Price Per Share with respect to the 2021 Incentive Plan and the 2021 ESPP is based upon the average of the high and low prices of the shares of Class A Common Stock, as reported on the New York Stock Exchange on February 24, 2022, which date is within five business days prior to the filing of this Registration Statement.

(3)

Represents (i) 3,056,643 shares, which may be issued as either Class A Common Stock or Class B Common Stock, that were automatically added to the number of shares authorized for issuance under the 2021 Incentive Plan on January 1, 2022 pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock and Class B Common Stock authorized for issuance thereunder, (ii) 3,152,754 shares of Class A Common Stock that were issuable upon the exercise of outstanding stock awards granted under the Company’s Amended and Restated 2012 Stock Incentive Plan (the “2012 Plan”) that were canceled, forfeited or withheld to cover the exercise prices or taxes with respect to such options and added to the 2021 Incentive Plan, (iii) 653,558 shares of Class A Common Stock that were issuable upon the vesting of restricted stock unit awards granted under the 2021 Incentive Plan that were canceled or forfeited and returned to the 2021 Incentive Plan, (iv) 2,000,000 shares of Class A Common Stock that may become issuable upon the vesting of restricted stock unit awards granted under the 2021 Incentive Plan, but that are canceled or forfeited, and returned to the 2021 Incentive Plan, in the future, (v) 90,250 shares, issuable as either Class A Common Stock or Class B Common Stock, that were authorized for issuance under the 2021 Incentive Plan and not included in the Registration Statement on Form S-8 (No. 333-253817) filed with the Securities and Exchange Commission (the “Prior Registration Statement”), (vi) 2,103,280 shares of Class A Common Stock that were automatically added to the number of shares authorized for issuance under the 2021 ESPP on January 1, 2022 pursuant to an “evergreen” provision, which allows for an annual increase in the number of shares of Class A Common Stock authorized for issuance thereunder, and (vii) 18,050 shares of Class A Common Stock that were authorized for issuance under the 2021 ESPP and not included in the Prior Registration Statement.